Exhibit 4.1

6.250% Series K	6.250% Series K
Non-Cumulative Perpetual	Non-Cumulative Perpetual
Preferred Stock	Preferred Stock
Number *0*	Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE AND OTHER INFORMATION

THIS CERTIFICATE IS TRANSFERABLE          CUSIP: 446150BG8

IN THE CANTON, MA AND NEW YORK, NY

HUNTINGTON BANCSHARES INCORPORATED

a Corporation Formed Under the Laws of the State of Maryland

THIS CERTIFIES THAT **Specimen** is the owner of **Zero (0)** fully paid and nonassessable shares of 6.250% Series K Non-Cumulative Perpetual Preferred Stock, $0.01 par value per share, of

Huntington Bancshares Incorporated

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments or supplements thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

DATED:

Countersigned and Registered:
Computershare Trust Company, N.A. Transfer Agent and Registrar	(SEAL)
Chief Financial Officer, and Senior Executive Vice President

By:
Authorized Signature	Assistant Secretary

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION WILL

REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT__________ Custodian__________
TEN ENT	-	as tenants by the entireties	(Custodian) (Minor)
JT TEN	-	as joint tenants with right of	Under the Uniform Gifts to Minors Act of__________
		survivorship and not as tenants in common	(State)

FOR VALUE RECEIVED,         HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

_______________________________________________________________________________________

(NAME & ADDRESS, INCLUDING ZIP CODE & SS# OR OTHER IDENTIFYING # OF ASSIGNEE)

____________________________________________________________________________________________________

         (     ) shares of stock of the Corporation represented by this Certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY OTHER CHANGE.